Exhibit 10.6

                            COMPASS BANK FOR SAVINGS
                     EXECUTIVE SALARY CONTINUATION AGREEMENT
                                 TRUST AGREEMENT

         TRUST AGREEMENT, made as of this 18th day of December, 1992, by and COMPASS BANK FOR SAVINGS (the "Grantor") and Shawmut Bank (the "Trustee").

                              W I T N E S S E T H:

     WHEREAS, the Grantor has established the Compass Bank for Sayings Executive Salary Continuation Agreement with certain key employees (the "Executives") (hereinafter collectively referred to as the "Plan"), a copy of which is attached hereto, and the Grantor desires to provide a vehicle through which benefits accruing under such Plan may be paid to Executives and their Beneficiaries under the Plan; and

     WHEREAS the Trustee agrees to receive such amounts and property as may from time to time be delivered to or deposited with it pursuant to this trust agreement (the "Trust Agreement");

     NOW, THEREFORE, in consideration of the mutual agreements herein contained, the Grantor and the Trustee hereby agree as follows:

1.    DEFINITIONS.

     Terms not otherwise defined herein shall have the respective meanings ascribed to them in the Plan.

2.    FUNDING OF TRUST.

     Except as noted below, the Grantor hereby establishes an irrevocable trust (the "Trust") with the Trustee, consisting of such money or property acceptable to the Trustee as shall from time to time be delivered to, or deposited with, the Trustee by or at the request of the Grantor. Neither the Grantor, nor any other person shall be bound by this Trust or by the Plan to make any contribution hereunder. The

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establishment of the Trust hereunder as an irrevocable trust is contingent upon the issuance of a favorable tax ruling by the Internal Revenue Service, provided the application for such ruling is submitted within one year from the date the Trust is first established.

3.    ACCOUNTS.

     The Trustee shall establish an account under the Trust with respect to each Executive (the "Executive's Account") and shall allocate to each Executive's Account such portion of Trust assets as the Grantor shall direct, as of such date that the Grantor shall direct. In addition, the Grantor may direct that the Trustee establish an account (the "Suspense Account") to which the Trustee shall allocate that portion of Trust assets not allocated to the Executive's Accounts. After the date an amount is allocated to an Executive's Account or the Suspense Account, such account shall be maintained by the Trustee and all earnings (or losses) on it shall inure to the benefit (or detriment) of such account. Any and all payments to be made hereunder to an Executive by the Trustee shall be made by the Trustee from the Executive's Account maintained in respect of such Executive and the Executive shall have no rights against the assets of the Trust except to the extent that such Employee has a more unsecured contractual right against the Grantor. The Trustee shall at all times maintain separate books and records for each of the Executive's Accounts and the Suspense Account.

4.    INVESTMENTS.

     (a) All assets of the Trust shall be invested and reinvested, without distinction between principal and income, by the Trustee.

      (b) All investment and reinvestment of Trust assets hereunder by the Trustee, and the exercise by the Trustee of its powers under Section 8, shall be made pursuant to directions by the Grantor.

      (c) Grantor may appoint an Investment Manager to exercise its power to direct the investment and reinvestment of all or any part of the Trust fund. Any Investment Manager appointed by the Grantor shall be either (i) a registered-investment adviser under the Investment Adviser Act of 1940, (ii) a bank, as

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defined in that Act, or (iii) an insurance company qualified to perform investment management services under the laws of more than one state. If investment of the Trust fund is to be directed in whole or in part by an Investment Manager, the Grantor shall deliver to the Trustee copies of the instruments appointing the Investment Manager and evidencing the Investment Manager's acceptance of such appointment and, if appropriate, a certificate evidencing the Investment Manager's current registration under the Investment Advisers Act of 1940, and the Grantor shall, by written notice, direct the segregation of such portion of the Trust Fund as is to be invested at the direction of such Investment Manager. Each Investment Manager may issue orders for the purchase or sale of securities directly to a broker or dealer. Written notification of the issuance of each such order shall be given promptly to the Trustee by the Investment Manager, and the execution of each such order shall be confirmed by written advice to the Trustee by the broker or dealer. Such notification shall constitute a direction by the Investment Manager to, and be authority for, the Trustee to pay for securities purchased against receipt thereof or to deliver securities sold against payment therefore, as the case may be.

      (d) The foregoing notwithstanding, in the event that cash is required by the Trustee to effect an action or distribution under this Trust, or to pay any expenses of this Trust, or for any other reason deemed sufficient by the Trustee consistent with any outstanding obligations of the Trust, the Trustee shall take such action as to the sale or other disposition of assets forming a part of the Trust as will provide the amount of cash necessary for such payments.

      (e) The Trustee shall be fully protected in acting pursuant to the directions under this section of the Grantor or Investment Manager and shall have no duty to inquire into the directions or to review investments made pursuant to such directions. The Grantor shall indemnity the Trustee with respect to any liability, attorney's fees, costs, and expenses which the Trustee may incur on account of following such directions. The Trustee shall have no duty to act in the absence of such directions.

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5.    DISTRIBUTIONS FROM TRUST.

      (a) Subject to Section 14 hereof and as directed by the Grantor, the Trustee shall make distributions of Trust assets to the Executives (and/or their respective Beneficiaries) to pay benefits under the Plan at the time and in the amount payment of benefits is provided for under the Plan, as determined by the Grantor or a qualified independent actuary selected by the Grantor. The Trustee shall not be entitled to withhold or offset against such payments by reason of any defense or claim that the Grantor may otherwise have with respect thereto.

      (b) The Grantor agrees to notify promptly the Trustee of the death of any such Executive or his Beneficiary.

      (c) If an Executive (or his Beneficiary) makes a claim for payment of amounts allegedly due under the Plan, upon notification by the Grantor of the amount of the benefit, the Trustee is authorized to commence making such payments after the expiration of 30 days from the day the Trustee notifies the Grantor of its intention to do so, and for this purpose may rely on information furnished pursuant to Section 5(b) and any more recent information furnished by the Grantor. In responding to any such notice, the Grantor's only defenses to such claim shall be that (i) such amounts are not due under the terms of the Plan or (ii) such amounts have been previously paid by the Grantor (whether out of the Trust fund or otherwise).

      (d) In connection with any payment to be made under the Trust, the Trustee shall withhold and remit to the Internal Revenue Service or the appropriate state or local authority, for the Grantor's account, all federal, state and local income taxes required to be withheld therefrom.

      (e) The amount payable hereunder with respect to an Executive shall not exceed the lesser of (i) the benefit currently payable with respect to the Executive under the Plan, reduced by any amount of such benefit paid directly by the Grantor or (ii) the amount in the Executive's Account maintained with respect to the Executive, as determined by the Grantor.

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      (f) The Trustee shall be fully protected in making distributions as directed by the Grantor and shall have no duty to inquire into the appropriateness or application of such distributions.

6.    REALLOCATION OF TRUST ASSETS.

      If as of any date the Grantor determines that the amount in the Executive's Account maintained with respect to an Executive exceeds the amount credited to the accounts under the Plan with respect to that Executive, the excess may be reallocated to other Executive's Accounts or to the Suspense Account, as directed by the Plan Administrator.

7.    NO SECURITY INTEREST.

      Except as provided in Section 14(c), neither the Grantor nor the Trustee shall have any power to create a security interest in the assets of the Trust in favor of any Executive or his Beneficiary or any creditor of the Grantor. Nothing contained herein or in the Plan shall operate to create a security interest in any part of the assets of the Trust on behalf of any Executive or his Beneficiary.

 8.   POWERS OF THE TRUSTEE; ACTION BY THE TRUSTEE.

      (a) Powers with Respect to Investments. In addition to and not by way of limitation of any other powers conferred upon trustees by law or conferred upon the Trustee by the terms of this Trust Agreement, the Trustee is authorized and empowered subject to the directions of the Grantor or Investment Manager as provided in Section 4 herein above.

                  (i) to retain any property as an investment without regard to the proportion which such property of a similar character so held may bear to the entire amount of the Trust estate, and whether or not such property is of the class in which trustees are authorized by law or any rule of court to invest trust funds.

                  (ii) to sell, exchange, convey, transfer or dispose of any property, whether real or personal, at any time held by it, at either public or private sale, for cash or on credit, and also to grant options with respect to any such property.

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                  (iii) to invest and reinvest in property of any character, real or personal, foreign or domestic, including, without limitation, bonds, notes debenture, mortgages, common and preferred stocks, shares or interests in investment trusts participation in any common trust fund maintained by the Trustee and lie insurance policies on the life or lives of one or more Executives, without regard to the proportion which such property or property of a similar character so held may bear to the entire amount of the Trust estate, and whether or note such property is of the class in which trustees are authorized by law or any rule of court to invest trust funds.

                  (iv) to consent to and participate in, and to oppose, any foreclosure, liquidation or plan of reorganization, consolidation, merger, combination or other similar plan and to consent to any contract, lease, mortgage, purchase, sale or other action by any corporation pursuant to such plan.

                  (v) to deposit any such property with any protective, reorganization or similar committee, to delegate discretionary power thereto and to pay part of any such committee's expenses and compensation and any assessments levied with respect to such property.

                  (vi) to exercise all conversion, subscription, voting and other rights of any nature pertaining to any such property and to grant proxies, discretionary or otherwise, with respect.

      (b) Administrative Powers. In addition to and not by way of limitation of any other powers conferred upon trustees by law or conferred upon the Trustee by the terms of this Trust Agreement, the Trustee is authorized and empowered:

                  (i) to cause any investments from time to time held by ft to be registered in, or transferred into, its name as Trustee or the name of a nominee or nominees, or to retain them unregistered or in form permitting transferability by delivery, but the books and records of the Trustee shall at all times show that all such investments are part of the Trust and the liability of the Trustee shall be neither increased nor decreased thereby;

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                  (ii) to apply any property vesting in an infant, including income, to the maintenance and education of such infant or to pay or deliver the same to such infant or to a guardian or parent of such infant or to a person with whom such infant resides and the receipt thereof by any such infant, guardian, parent or person shall be a full discharge for all property so applied;

                  (iii) to make, execute, acknowledge, and deliver any and all instruments required in connection with any transaction it enters into pursuant to the provisions hereof;

                  (iv) to do all acts, whether or not expressly authorized hereby, which it may deem necessary or proper for the protection of the property held hereunder;

                  (v) to employ agents, accountants and counsel, and rely upon information and advice furnished by them;

                  (vi) to file any and all tax returns with respect to the Trust, to pay any and all tax liabilities, and to satisfy any and all tax reporting and withholding requirements with respect to the Trust as may be prescribed from time to time by law; and

                  (vii) the Trustee shall have, without exclusion, all powers conferred on trustees by applicable law unless expressly provided otherwise herein, provided, however, that if an insurance policy on the life of an Executive is held as an asset of the Trust, the Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

9.    COMPENSATION AND EXPENSES OF TRUSTEE.

      The Trustee shall be paid such compensation for its services as from time to time shall be agreed to by the Grantor and the Trustee. The Trustee shall be paid by advancement or reimbursement for all expenses reasonably incurred by the Trustee including, without limitation, the fees of legal counsel employed by the Trustee. All compensation and expenses of the Trust shall be paid by the Grantor. If the

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Grantor does not pay such compensation and expenses the Trustee may pay them from the Trust assets; provided, that Grantor shall, in such event, be required to reimburse the Trust for the amount of such payment.

10.   LIABILITY OF TRUSTEE: INDEMNIFICATION.

      (a) The Trustee shall act With the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; provided, however, that the Trustee shall incur no liability to anyone for any action taken pursuant to a direction, request or approval given by the Grantor or any Executive contemplated by and complying with the terms of this Trust Agreement, and to that extent shall be relieved of the prudent man rule for investments.

      (b) The Trustee shall not be required to undertake or to defend any litigation arising in connection with this Trust Agreement, unless it be first indemnified by the Grantor against its prospective costs, expenses and liability, and the Grantor hereby agrees to indemnity Trustee for such costs, expenses, and liability.

11.   REMOVAL OR RESIGNATION OF TRUSTEE.

      The Grantor may remove the Trustee by giving the Trustee no less than 30 days' notice in writing to that effect. The Trustee may resign at any time by giving the Grantor not less than 30 days' notice in writing unless the Grantor accepts a lesser period of notice. In the event of the removal or resignation of the Trustee, the Grantor shall appoint a successor Trustee.

12.   IRREVOCABILITY; AMENDMENT OF TRUST.

      This Trust Agreement and the Trust created hereunder shall be irrevocable. The Grantor may amend this Trust in any respect; provided, that R may not amend the Trust without the consent of each Executive and each Beneficiary of a deceased Executive if the effect of such amendment would be to permit (i) the revocation of the Trust with respect to such Executive or Beneficiary, (ii) the use of Trust assets for

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any purpose other than the exclusive benefit of such Executive or Beneficiary, or (iii) the reduction of the amount allocated to an Executive's Account maintained with respect to such Executive or such Beneficiary; and provided, the Grantor may not amend the Trust in a way that affects the Trustee's duties hereunder without its consent.

13.   WAIVER OF BOND.

      No bond or other security for the faithful performance of duty shall be required of any Trustee at any time acting hereunder.

14.   NON-ASSIGNABILITY.

      (a) Subject to the further provisions of this Section 14, no rights or payments under this Trust Agreement shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, whether voluntary or involuntary, and no attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be valid, nor shall any such benefit or payment be in any way liable for or subject to the debts, contracts, liabilities, engagements or torts of any person entitled to such benefit or payment or subject to levy, garnishment, attachment, execution or other legal or equitable process.

      (b) The chief executive officer or the board of directors of the Grantor shall promptly notify or cause to be notified the Trustee if at any time the Grantor becomes: (1) insolvent; (2) is named as debtor in a pending proceeding under the United States Bankruptcy Code; or (3) is subject to enforcement proceedings by the Federal Deposit Insurance Corporation, Office of Thrift Supervision, or applicable state regulatory agency which would result in the assumption of legal authority over the operations of the Grantor due to its current or anticipated financial insolvency. For purposes of this Section 14, the Grantor will be deemed "insolvent" if at any it is unable to pay its debts and meet its expected obligations as they mature or become due.

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      (c) The Trust shall be subject to the claims of the general creditors of the Grantor in accordance with the provisions of this Section 14(c). If at any time the Trustee shall receive notice pursuant to Section 14(b) hereof, or if at any time the Trustee shall by any other means become aware, that the Grantor is subject to the proceedings described in Section 14(b), the Trustee shall refrain from making any distributions pursuant to Section 5 hereof and shall hold the Trust assets for the benefit of the Grantor's general creditors (including without limitation, the Executive or his Beneficiary) and shall deliver Trust assets to satisfy such claims in the manner and to the extent that a court of competent jurisdiction may direct. The Trustee may employ legal counsel, accountants and/or other specialists to determine whether the Grantor is insolvent and shall be fully protected in relying upon its determination as to insolvency. Unless the Trustee has actual knowledge, the Trustee shall have no duty to inquire whether the Grantor is subject to the proceedings described in
Section 14(b). If the Grantor, or a person claiming to be a creditor of the Grantor, alleges in writing to the Trustee that the Grantor has become insolvent, or is subject to the proceedings described in Section 14(b), the Trustee shall independently determine, within 30 days after receipt of such notice, whether such condition exists, and pending such determination the Trustee shall refrain from making any distributions pursuant to Section 5 hereof. The Trustee shall resume making distributions pursuant to Section 5 hereof only after the Trustee has determined that the conditions described in
Section 14(b) does not exist or no longer exists. If the Trustee discontinues distributions and subsequently resumes such distributions, the first distribution following such discontinuance shall include the aggregate amount of all distributions which would have been made to the Executive during the period of such discontinuances (plus 7% simple interest on suspended distributions) less the aggregate amount of distributions, if any, made by the Grantor during such period of discontinuance. If the Trustee determines that the Grantor is actually insolvent following the 30 day independent determination, the Trustee shall use the assets in the Trust as directed by a court of proper jurisdiction to satisfy the claims of the Grantor's general creditors.

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15.   NO DIVERSION OF TRUST FUND: TERMINATION OF TRUST.

      (a) Subject to Sections 5(d) and 14(c) hereof, and the provisions of
Section 15(c) providing for certain distributions to the Grantor, no part of the trust fund shall be used for or diverted to purposes other than for the exclusive benefit of the Executives and their Beneficiaries.

      (b) This Trust shall terminate upon the earlier of (i) one month after the latest of the date of payment of all assets allocated to Executives' Accounts hereunder, or (ii) the expiration of 21 years following the death of the last to die of the Executives now living.

      (c) The Trustee may pay to the Grantor from the Trust assets (i) as of the termination of the Trust, any amount remaining in the Trust after satisfaction of all liabilities of the Trust hereunder or (ii) as of any date, the amount by which the total amount of Trust assets in all Accounts of Executives exceeds the present value (based on the actuarial equivalent factors in the Grantor's pension plan) of the total amount which would be credited to such Accounts established under the Plan with respect to all Executives hereunder as of such date, as determined by the actuary for the Grantor's pension plan.

16.   FAILURE OF TRUST, ETC.

      If the Trust Agreement or the Trust created hereunder shall fail for any reason, either at its inception or at any time thereafter, to qualify as a valid and effective trust under the laws of the State of Massachusetts or the applicable laws of any other jurisdiction, or it a payment to or in respect to the Executive otherwise required under this Trust Agreement cannot be made by the Trustee for any reason, the Grantor shall pay to the Executive or his Beneficiary such amounts as would have been due to the Executive or his Beneficiary under this Trust Agreement if this Trust Agreement or Trust had not failed or such payment could have been made.

17.   RELIANCE ON TRUSTEE AS OWNER.

      No person dealing with the Trustee shall be required to take any notice of this Trust, but all persons so dealing shall be protected in treating the Trustee as the absolute owner with full power of

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disposition of all the monies and other property of the Trust, and all persons dealing with the Trustee are released from inquiry into the decision of authority of the Trustee and from seeing to the application of monies or other property paid or delivered to the Trustee.

18.   RECORDS AND ACCOUNTING.

      The Trustee shall keep accurate and detailed records of its transactions hereunder and all its accounts, books and records relating thereto shall be open at all reasonable times to the inspection of the Grantor or its authorized representatives. The Trustee shall render in writing, at least once in each 12 month period, accounts of its transaction under this Trust to the Grantor and the Grantor may approve such accounts of the Trustee by an instrument in writing delivered to the Trustee. In the absence of the filing in writing with the Trustee by the Grantor of exceptions or objections to any such account within 60 days after the receipt by the Grantor of any such account, the Grantor shall be deemed to have approved the information contained in such account; and in such case, or upon the written approval of the Grantor of any such account, the Trustee shall be released, relieved and discharged with respect to all matters and things set forth in such account to the extent permitted by applicable law. Except as may otherwise be required by applicable Federal law, no person interested in the Trust or otherwise, other than the Grantor may require an accounting or bring any action against the Trustee for an accounting of Trust transactions. The Trustee, from time to time, shall make such other reports and furnish in writing such other information concerning the Trust as the Grantor or the Grantor reasonably may request or as may be required by applicable Federal law.

19.   GRANTOR TRUST.

      The Trust hereby created has been established to pay the obligations of the Grantor and is subject to the rights of the general creditors of the Grantor in accordance with the provisions of Section 14(c). It is intended that this Trust be a grantor trust within the meaning of sections 671 through 677 of the Internal Revenue Code. The Grantor agrees to (i) report all items of income, deduction and credit of the

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Trust on its own income tax returns and (ii) pay all tax liabilities (other than income tax withholding pursuant to Section 5(d) associated with the Trust from assets other than those represented by the Executive's Accounts (and in the event that the Trustee pays any such liability, the Grantor shall promptly reimburse the Trustee therefore).

20.   NOTICES.

      Any notice required or permitted to be given hereunder shall be in writing and shall be personally delivered or sent by certified mail, return receipt requested, to the party entitled to receive the same at the address of record (or at such other address as such party may hereafter designate to the other party to this Trust Agreement by notice as provided herein). Notices hereunder shall be deemed to have been duly given when personally delivered to the party entitled to receive the same or, in case of notice by certified mail, as of the date of such certification.

21.   GOVERNING LAW.

      The Trust created herein shall be a Massachusetts trust and shall be administered in accordance with the laws of The Commonwealth of Massachusetts, and this Trust Agreement shall be construed, and the validity and effect of its provisions shall be determined, in accordance with such law.

22.   MISCELLANEOUS.

      (a) This Trust Agreement shall inure to the benefit of the Grantor and shall constitute a binding obligation of the Grantor and the Trustee.

      (b) Notwithstanding the creation of this Trust and any provision contained in this Trust Agreement, the benefits under the Plan shall be a general obligation of the Grantor. Payment of benefits from the Trust shall, only to that extent, discharge the Grantor's obligations under the Plan. All payments provided for under the Plan not so discharged shall be paid in cash from the general assets of the Grantor.

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      (c) If any provision of this Trust Agreement is held invalid or unenforceable, its invalidity or unenforceability shall not affect any other provisions hereof, and this Trust Agreement shall be construed and enforced as if such provision had not been included herein.

      (d) The captions contained herein are inserted only as a matter of convenience and for reference and in no way define, limit, enlarge or describe the scope or intent of this Trust Agreement nor shall they in any way affect the Trust Agreement or the construction of any provision thereof.

      (e) Nothing contained in the Trust shall be construed as a contract of employment between the Grantor and any Executive, or as a right of any Executive's employment to be continued with the Grantor, or a limitation on the right of the Grantor, to deal with any Executive, as to his hiring, discharge, layoff, compensation and all other conditions of employment in all respects as though this Trust did not exist.

      (f) The term "Grantor" shall include any successor Employer of the Executives whose benefits under the Plan are provided through the Trust. Such successor Employer shall be considered the Grantor as of the date the Executives are employed with the successor Grantor, provided that the Trustee is notified of the successor Grantor by delivery of a certified Board of Directors' resolution of the Grantor, or the successor Grantor, evidencing the status of the successor Grantor hereunder.

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      IN WITNESS WHEREOF, the parties hereto have executed this Trust Agreement as of the date first above written.


/s/ Shawmut Bank NA                       COMPASS BANK FOR SAVINGS,
_________________________                 The Grantor
         The Trustee                        Arthur W. Short

                                          By: /s/ Arthur W. Short
                                          ________________________________
By: /s/ [signed]                          (Authorized Officer of Grantor)
    ____________



Title: Vice President                     Title: Senior Vice President/Treasurer
       __________________                        _______________________________


Witness: /s/ [signed]                     Witness: /s/ Marilyn H. Parkinson
         ________________                          _____________________________


                                          COMMONWEALTH OF MASSACHUSETTS

(CORPORATE SEAL)                            Bristol, ss            Dec. 16, 1992

                                            Personally appeared before
                                            me Arthur W. Short and made
                                            oath that the above, by him
                                            subscribed, is true.

                                                        Before me,

                                                        /s/ Marilyn H. Parkinson

                                                        Marilyn H. Parkinson
                                                        Notary Public

                                            My commission expires 8/16/96

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                       [LETTERHEAD OF SHAWMUT BANK, N.A.]

                                   APPENDIX B


Shawmut Bank, N.A.
Institutional Services Department
One Federal Street, OF-0414
Boston, MA 02211

    RE:  A/C 07 920 0048210/20/30/40/50/60/70

To Whom It May Concern:

You presently have available several cash management vehicles for the automatic investment and divestment of cash in the above account(s).

Until otherwise directed, I, (we) hereby authorize you to use Fidelity Institutional Tax Exempt Fund as the Cash Management vehicle for the above accounts(s).


/s/ [signed]                                      December 18, 1992
________________________________                  ______________________________
Authorized Signature                              Date